  EXHIBIT 10.1

AMENDED AND RESTATED SETTLEMENT AGREEMENT

            This Amended and Restated Settlement Agreement (this "Agreement") is entered into as of August 5, 2016 (the "Effective Date"), by and among CSA Holdings Inc., a Nevada corporation, ("CSA Holdings") CSA, LLC, a Colorado limited liability company and wholly owned subsidiary of CSA Holdings ("CSA"), and Daniel Williams, individually, ("Williams"), (referred to herein collectively as "Parties"), on the terms and conditions set forth herein.

I. RECITALS

WHEREAS, This Agreement amends and restates the Settlement Agreement entered into by the Parties on May 16, 2016, pursuant to and consistent with the terms of Section II, Paragraph 14 of the Settlement Agreement.

WHEREAS, Williams was the Chief Executive Officer, President and Chairman of the Board at CSA Holdings and the Chief Executive Officer, President and Manager of CSA during the time period relevant to this Agreement, including fiscal years 2013, 2014, 2015 and through April 2016;

WHEREAS, the United States Internal Revenue Service ("IRS") detected certain CSA Holdings and/or CSA tax liabilities were not paid when due (the "Tax Liabilities"), and demanded that Williams, CSA Holdings and/or CSA make all overdue payments of approximately $300,000.00 plus to be calculated penalties and interest (hereinafter referred to as the "IRS Matter");

WHEREAS, Williams is the owner of not less than 50,000,000 restricted shares of common stock of CSA Holdings ("Shares");

WHEREAS, Williams is contemporaneously entering into three separate agreements ("Stock Purchase Agreements"), with third party buyers ("Purchasers"), for the sale of the Shares in consideration for $700,000.00 ("Sale Proceeds"), $575,000.00 of which will be paid to CSA Holdings, and the remainder of $125,000.00 will be retained by Williams;

WHEREAS, the Stock Purchase Agreements are attached hereto as "Exhibit A," and all terms therein are incorporated hereto in their entirety as provisions of and/or conditions precedent to this Agreement; and

WHEREAS, the Parties have agreed to enter into the agreement described herein, for Williams' payment of $575,000.00 in Sale Proceeds from the Stock Purchase Agreement to CSA Holdings' designated bank account by wire transfer, to satisfy the Tax Liabilities, provide working capital to CSA Holdings and repay other associated or related loans, as described in detail in paragraph 1.2 of the Stock Purchase Agreement, incorporated herein.

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II. AGREEMENT

            NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1. Williams' Payment to CSA Holdings. The total sum of $700,000.00 paid by the Purchasers under the Stock Purchase Agreements, Exhibit A, incorporated herein by reference ("Stock Proceeds"), will be wired to Williams' and CSA Holdings' designated bank accounts, $125,000.00 to Williams, $575,000.00 to CSA Holdings (the "Closing Amounts").

2.  CSA Holdings' and CSA's Payment of Outstanding Loans. CSA Holdings and CSA agree to pay, within 180 days of the Closing Date, $38,905.05 in outstanding loans owing to certain of Williams' family members. An interest rate of 3% per month will be paid, accruing as of the First Closing Date under the Stock Purchase Agreement. Williams represents and warrants that there are no other loans, debts or obligations he has caused to be taken out against CSA Holdings or CSA.

3. Conditional Mutual Releases.

3.1. Conditions Precedent to Release. The occurrence of all of the following shall have occurred as a condition precedent to the effectiveness of any of the rights, duties, obligations, commitments, agreements or covenants described in sections 4 and 5 below.

(a) Full execution of the Stock Purchase Agreements, Exhibit A, and Williams' full satisfaction of compliance with all terms, and CSA Holdings' receipt of the total payment of $575,000.00.

(b) Resignation of Williams as Chief Executive Officer, President and Chairman of the Board at CSA Holdings and the Chief Executive Officer, President and Manager of CSA;

(c) CSA Holdings' or CSA's payment of $38,905.05 in outstanding loans owing to family members of Williams within 180 days of the Closing Date under the Stock Purchase Agreement as provided in paragraph 2, above; and

(d) Dismissal of the IRS Matter, and release by the IRS of CSA Holdings and Williams in connection with the Tax Liability and any related or associated liability in the IRS Matter.

4. Conditional Release by Williams. If all conditions precedent described in 3.1(a) – (d) are met, then Williams will fully and finally release, acquit and forever discharge CSA Holdings and CSA, for and on behalf of itself and its officers and directors (each such party together with all of the foregoing, the "CSA Holdings' Released Parties") of, from and against any and all actions, debts, claims, counterclaims, demands, liabilities, damages, causes of action, costs, expenses and compensation of every kind and nature whatsoever, past, present, or future, in law or in equity, whether known or unknown, (collectively, "Claims") which Williams had, has, or may have had at any time prior to the Effective Date against any CSA Holdings' Released Party.

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5. Conditional Release by CSA. If all conditions precedent described in 3.1(a) – (d) are met, then CSA Holdings and CSA for and on behalf of itself and its officers and directors (each such party together with all of the foregoing, the "CSA Holdings' Releasing Parties"), will fully and finally release, acquit and forever discharge Williams of, from and against any and all Claims which any of the CSA Holdings Releasing Parties had, has, or may have had at any time prior to the Effective Date against Williams.

6. Lock-Up of Retained Shares. Following the transfer of 50,000,000 shares pursuant to the Stock Purchase Agreement, Williams will retain 5,000,000 shares ("Lock-Up Shares"). Until (a) the three (3) month anniversary of the Closing Date (as defined in the Stock Purchase Agreement) with respect to seventy five percent (75%) of the Lock-Up Shares; (b) the six (6) month anniversary of the Closing Date with respect to fifty percent (50%) of the Lock-Up Shares; and (c) the nine (9) month anniversary of the Closing Date with respect to twenty-five percent (25%) of the Lock-Up Shares , the undersigned will not, directly or indirectly:

(i)         offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any of the Lock-Up Shares;

(ii)        enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Lock-Up Shares, whether any such transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise; or

(iii)       publicly disclose the intention to do any of the foregoing.

(a)        The restrictions on the actions set forth in clauses (i) through (iii) above shall expire with respect to 25% of the Lock-Up Shares on the nine (9) month anniversary of the Closing Date. Furthermore, such restrictions shall not apply to: (i) transfers of the Lock-Up Shares as a bona fide gift; (ii) transfers of shares of the Lock-Up Shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iii) transfers of the Lock-Up Shares to any beneficiary of the undersigned pursuant to a will, trust instrument or other testamentary document or applicable laws of descent; (iv) transfers of the Lock-Up Shares to the Company by way of repurchase or redemption; (v) transfers of the Lock-Up Shares to any Affiliate of the Buyer; (vi) transfers of the Lock-Up Shares by the undersigned that are in compliance with applicable federal and state securities laws; or (vii) transfer of the Lock-Up Shares by the Consultant pursuant to an underwritten secondary offering provided that, in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (v) or (vi) above, each donee, distributee or transferee shall sign and deliver to the Company, prior to such transfer, a lock-up agreement which contains the clauses substantially in the form set forth in this Section 4(c). For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

(b)        Right to Decline Transfer. Williams authorizes the Company and its transfer agent on its behalf (a) to decline to register any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (b) to imprint on any certificate representing shares of the Lock-Up Shares a legend describing the restrictions contained herein.

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7. Non-Solicitation. For a period of twelve (12) months from the Effective Date (the "Non-Solicitation Period"), Williams will not directly or indirectly, on Williams' own behalf or in the service or on behalf of others, in any capacity induce or attempt to induce any officer, director, or employee to leave CSA.

8.  No Guaranty by Williams / Indemnification of Williams. CSA Holdings and CSA agree to remove and/or replace Williams as guarantor, personal or otherwise, as to any and all contracts, debts liabilities of CSA Holdings or CSA, past, present or future, including but not limited to any leases, promissory notes, loans, lines of credit or other commercial instrument (collectively "Company Liabilities"). Such removal or replacement shall be completed on or before September 1, 2016. CSA Holdings and CSA shall fully indemnify, hold harmless and defend Williams from and against all claims, demands, actions, suits, damages, liabilities, losses, settlements, judgments, costs and expenses (including but not limited to reasonable attorney's fees and costs), whether or not involving a third party claim, which arise out of or relate to Company Liabilities. This Section 8 of this Agreement does not apply or relate to any liability arising from or related to the IRS Matter, as defined and discussed above.

9. Confidentiality. The Parties agree that the terms of this Agreement are confidential, and that they will not disclose any information concerning this Agreement to anyone other than a tax advisor, accountant, attorney, or any others within a confidential relationship as is appropriate, or if compelled by order of court from a court of competent jurisdiction.

10. Breach of Confidentiality Provision. The Parties understand and agree that a violation of paragraph 8 (Confidentiality) of this Agreement may lead to injunctive relief, and that any action brought to enforce the terms of paragraph 8 shall entitle the enforcing party to reimbursement of all reasonable costs and attorney fees, along with any other available remedy, depending on the nature and extent of harm.

11. Mutual Non-Disparagement. Williams and CSA Holdings and CSA mutually agree to forbear from making, causing to be made, publishing, ratifying or endorsing any and all disparaging remarks, derogatory statements or comments made to any party with respect to either of them. Further, the parties hereto agree to forbear from making any public or non-confidential statement with respect to any claim or complaint against either party without the mutual consent of each of them, to be given in advance of any such statement unless such public disclosure is required by applicable securities law.

12. No Admission. Nothing contained anywhere this Agreement shall be construed or interpreted as an admission of liability, or statement against interest, by any party hereto.

13. Succession and Assignment. No party hereto may assign any of his or its rights or obligations hereunder, by operation of law or otherwise, without the prior written approval of the other Party to this Agreement. This Agreement shall be binding upon and inure to the benefit of each of the Parties hereto and their respective successors, permitted assigns, estates, heirs, executors and personal representatives.

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14. Tax Liabilities. The Parties have made no representations of any kind to one another regarding the tax consequences of this Agreement, if any, and each party agrees to be solely responsible for any taxes which may be due from them as a result of this Agreement.

15. Amendments. This Agreement may be modified, amended, or any provision hereof waived, only by a written instrument signed by each Party hereto.

16. Choice of Counsel. Each Party hereto represents that he or it has had the opportunity to retain counsel of his or its own choosing in connection with this Agreement; that he or it has carefully read and fully understands all the provisions of this Agreement; and that he or it is freely and voluntarily entering into this Agreement with the advice of his or its own and independent legal counsel, if he or it so chooses to obtain counsel.

17. Integration. This Agreement constitutes the complete understanding between the Parties with respect to the subject matter hereof, and no other promises or agreements about the subject matter hereof shall be binding on the Parties unless in a writing signed by all of the Parties hereto or thereto.

18. Choice of Law; Jurisdiction and Venue. This Agreement will be governed by and construed and enforced in accordance with the law (without giving effect to the law governing the principles of conflicts of law) of the State of Colorado. The Parties hereto agree that any claims, controversies or disputes associated with, or arising out of this Agreement, shall only be instituted, prosecuted and/or defended in a state court of competent jurisdiction, and the Parties irrevocably submit to the exclusive jurisdiction of said courts and waive any rights to object to or challenge the appropriateness of said forums for any such claims, controversies or disputes.

19. Expenses. Except as provided in paragraphs 10 and 20, each Party hereto shall pay his or its own fees and expenses (including the fees of any attorneys, accountants or others engaged by such Party) incurred in connection with this Agreement and/or any conditions precedent or related transactions contemplated herein.

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20. Attorneys' Fees. In the event of any action, proceeding or litigation between or among any of the Parties in connection with the interpretation of any of the provisions of this Agreement or the enforcement of any of its terms, a court of competent jurisdiction shall award the prevailing party (and/or prevailing parties, as applicable), in addition to any other award of damage or other remedy, his and/or its reasonable attorneys' fees, costs and expenses incurred in connection with and/or as part of, any such action, proceeding or litigation.

21. Severability. In the event that any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality and invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

22. Construction. The section and paragraph headings appearing in this Agreement have been inserted for the purpose of convenience and ready reference. They do not purport to, and should not be deemed to define, limit, or extend the scope or intent of any section or paragraph. This Agreement has been negotiated by the Parties, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

23. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and any and all such executed counterparts shall constitute a single agreement binding on the Parties hereto. Facsimile signatures shall be deemed valid as if they were originals.

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            IN WITNESS WHEREOF, the Parties hereto have executed, agreed to and accepted this Settlement Agreement, to be effective as of the Effective Date:

CSA Holdings, Inc., a Nevada Corporation.

By:	/s/Tom Siciliano
Name:	Tom Siciliano
Title:	COO

CSA, LLC, a Colorado limited liability company

By:	/s/Tom Siciliano
Name:	Tom Siciliano
Title:	COO

Daniel Williams, individually

By:	/s/Daniel Williams
Daniel Williams

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Exhibit A

Stock Purchase Agreements

(Attached.)

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